                                                                      EXHIBIT 16

                SCHEDULE OF COMPUTATION OF PERFORMANCE FIGURES*

                                    I. YIELD

A. Yield Formula

 Yield is computed according to the following formula:

                A - B     6
 YIELD = 2  [ ( ----- + 1)  - 1]
                 CD
Where:
    A = dividends and interest(degrees) earned during the period.

    B = expenses accrued for the period (net of reimbursements).

    C = the average daily number of shares outstanding during the period that were entitled to receive dividends.

    D = the maximum offering price per share on the last day of the period.
--------
*The maximum sales charge in effect during the periods shown was 5.25%. (degrees)Interest earned on tax-exempt obligations is determined as follows:

  A. In the case of a tax-exempt obligation (1) with a current market premium or (2) issued at a discount where the current market discount is less than the then-remaining portion of the original issue discount, it is necessary to first compute the yield to maturity (YTM). The YTM is then divided by 360 and the quotient is multiplied by the market value of the obligation (plus accrued interest).

  B. In the case of a tax-exempt obligation issued at a discount where the current market discount is in excess of the then-remaining portion of the original issue discount, the adjusted original issue discount basis of the obligation (plus accrued interest) is used in lieu of the market value of the obligation (plus accrued interest) in computing the yield to maturity (YTM). The YTM is then divided by 360 and the quotient is multi-plied by the adjusted original issue basis of the obligation (plus ac-crued interest).

  C. In the case of a tax-exempt obligation issued without original issue discount and having a current market discount, the coupon rate of inter-est is used in lieu of the yield to maturity. The coupon rate is then di-vided by 360 and the quotient is multiplied by the par value of the obli-gation.

B. Yield Calculations

1. Growth and Income Stock Fund

The following is a 30-day yield as of June 30, 1997, for the Class A Shares of the Fund:


              [$1,065,938.57 - $598,477.46]      6
Yield = 2 [ ( ----------------------------- + 1 ) - 1 ]
              [25,594,173.41 X $     25.34]
          =  .87%

The following is a 30-day yield as of June 30, 1997, for the Class B Shares of the Fund:


              [$   15,015.51 - $13,732.69]      6
Yield = 2 [ ( ---------------------------- + 1 ) - 1 ]
              [   361,380.93 X $    24.00]
          =  .18%

The following is a 30-day yield as of June 30, 1997, for the Class C Shares of the Fund:


              [$    5,481.67 - $ 5,011.27]      6
Yield = 2 [ ( ---------------------------- + 1 ) - 1 ]
              [   131,999.61 X $    23.98]
          =  .18%

The following is a 30-day yield as of June 30, 1997, for the Class R Shares of the Fund:


              [$   26,398.92 - $11,736.67]      6
Yield = 2 [ ( ---------------------------- + 1 ) - 1 ]
              [   633,236.25 X $    24.02]
          = 1.16%

2. Balanced Stock and Bond Fund

The following is a 30-day yield as of June 30, 1997, for the Class A Shares of the Fund:


              [$   195,046.28 - $ 50,573.05]      6
Yield = 2 [ ( ------------------------------ + 1 ) - 1]
              [  2,357,439.65 X $     25.16]
          = 2.94%

The following is a 30-day yield as of June 30, 1997, for the Class B Shares of the Fund:


              [$       916.04 - $    405.40]      6
Yield = 2 [ ( ------------------------------ + 1 ) - 1]
              [     11,166.31 X $     23.84]
          = 2.31%

The following is a 30-day yield as of June 30, 1997, for the Class C Shares of the Fund:


              [$     2,955.77 - $ 1,293.18]      6
Yield = 2 [ ( ----------------------------- + 1 ) - 1]
              [     35,832.63 X $    23.84]
          = 2.35%

The following is a 30-day yield as of June 30, 1997, for the Class R Shares of the Fund:


              [$    20,992.08 - $ 4,205.73]      6
Yield = 2 [ ( ----------------------------- + 1 ) - 1]
              [    253,535.90 X $    23.84]
          = 3.36%

3. Balanced Municipal and Stock Fund

The following is the 30-day yield as of June 30, 1997, for the Class A Shares of the Fund:


              [$  253,723.10 - $ 70,573.43]      6
Yield = 2 [ ( ----------------------------- + 1 ) - 1 ]
              [ 3,401,362.39 X $     24.39]
          = 2.66%

The following is a 30-day yield as of June 30, 1997, for the Class B Shares of the Fund:


              [$    2,888.39 - $  1,380.65]      6
Yield = 2 [ ( ----------------------------- + 1 ) - 1 ]
              [    39,313.57 X $     23.11]
          = 2.00%

The following is a 30-day yield as of June 30, 1997, for the Class C Shares of the Fund:

                                                 6
              [$    1,493.67 - $    716.36] + 1 ) - 1 ]
Yield = 2 [ ( -----------------------------
              [    20,417.02 X $     23.10]
          = 1.99%

The following is the 30-day yield as of June 30, 1997, for the Class R Shares of the Fund:


              [$   22,364.13 - $  4,805.73]      6
Yield = 2 [ ( ----------------------------- + 1 ) - 1 ]
              [   299,818.02 X $     23.11]
          = 3.06%

                           II. DISTRIBUTION RATE

A. Distribution Rate Formula

  The formula for calculation of distribution rate for the Growth and Income and the Balanced Stock and Bond Fund are as follows:

            Distribution Rate = 4 X most recent dividend per share
                                ----------------------------------
                                           share price

  The formula for calculation of distribution rate for Balanced Municipal and Stock Fund is as follows:

    Distribution Rate =         1 X taxable dividend per share

                   + (12 X most recent tax-exempt income dividend per share)
                   ---------------------------------------------------------
                                          share price

B. Distribution Rate Calculations

1. Growth and Income Stock Fund:

  The following is the distribution rate as of June 30, 1997, based on the maximum public offering price for the Growth and Income Stock Fund.

    Class A Distribution Rate = 4 X $.1153
                                ----------
                                  $25.34

                                 = 1.82%

    Class B Distribution Rate = 4 X $.0733
                                ----------
                                  $24.00

                                 = 1.22%

    Class C Distribution Rate = 4 X $.0733
                                ----------
                                  $23.98

                                 = 1.22%

    Class R Distribution Rate = 4 X $.1294
                                ----------
                                  $24.02

                                 = 2.15%

2. Balanced Stock and Bond Fund:

  The following is the distribution rate as of June 30, 1997, based on the maximum public offering price for the Balanced Stock and Bond Fund.

    Class A Distribution Rate = 4 X $.1244
                                ----------
                                  $25.16

                                 = 1.98%

    Class B Distribution Rate = 4 X $.0814
                                ----------
                                  $23.84

                                 = 1.37%

    Class C Distribution Rate = 4 X $.0814
                                ----------
                                  $23.84

                                 = 1.37%

    Class R Distribution Rate = 4 X $.1388
                                ----------
                                  $23.84

                                 = 2.33%

3. Balanced Municipal and Stock Fund:

  The following is the distribution rate as of June 30, 1997, based on maximum public offering price for the Balanced Municipal and Stock Fund.

    Class A Distribution Rate+ = (12 X $.0455)
                                 -------------
                                    $24.39

                                    =2.24%

    Class B Distribution Rate+ = (12 X $.0320)
                                 -------------
                                    $23.11

                                    =1.66%

    Class C Distribution Rate+ = (12 X $.0320)
                                 -------------
                                    $23.10

                                    =1.66%

    Class R Distribution Rate+ = (12 X $.0500)
                                 -------------
                                    $23.11

                                    =2.60%

                       III. CUMULATIVE TOTAL RETURN

A. Cumulative Total Return Formula

 Cumulative Total Return is computed according to the following formula:

                        ERV - P
                    T = -------
                           P

Where:  T = cumulative total return.

        P = a hypothetical initial payment of $1,000.

      ERV = ending redeemable value of a hypothetical $1,000 payment made at the inception of the Fund or at the first day of a specified 1-year, 5-year or 10-year period.

B. Cumulative Total Return Calculation

  The following are the cumulative total returns for Class A, B, C and R Shares of the Funds for the periods from inception and for the first six months of 1997, assuming an imposition of sales charges for Class A or CDSC for Classes B and C.

CUMULATIVE CLASS A TOTAL RETURNS:

 1. Growth and Income Stock Fund:

                                                  $1,197 - $1,000
    A. Six months ended June 30, 1997         = ( --------------- ) = 19.74%
                                                      $1,000          ======


                                                  $1,363 - $1,000
    B. From inception through June 30, 1997   = ( --------------- ) = 36.30%
                                                      $1,000          ======

 2. Balanced Stock and Bond Fund:

                                                    $1,109 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 10.91%
                                                        $1,000          ======

                                                    $1,220 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 22.04%
                                                        $1,000          ======

 3. Balanced Municipal and Stock Fund:

                                                    $1,096 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 9.61%
                                                        $1,000          =====

                                                    $1,181 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 18.05%
                                                        $1,000          ======

CUMULATIVE CLASS A TOTAL RETURNS INCLUDING CURRENT MAXIMUM SALES CHARGE OF
5.25%:

 1. Growth and Income Stock Fund:

                                                    $1,135 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 13.45%
                                                        $1,000          ======

                                                    $1,291 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 29.14%
                                                        $1,000          ======

 2. Balanced Stock and Bond Fund:

                                                    $1,051 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 5.09%
                                                        $1,000          =====

                                                    $1,156 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 15.63%
                                                        $1,000          ======

 3. Balanced Municipal and Stock Fund:

                                                    $1,039 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 3.86%
                                                        $1,000          =====

                                                    $1,119 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 11.86%
                                                        $1,000          ======

CUMULATIVE CLASS B TOTAL RETURNS:

 1. Growth and Income Stock Fund:

                                                    $1,142 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 14.24%
                                                        $1,000          ======

                                                    $1,304 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 30.37%
                                                        $1,000          ======

 2. Balanced Stock and Bond Fund:

                                                    $1,056 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 5.55%
                                                        $1,000          =====

                                                    $1,163 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 16.26%
                                                        $1,000          ======

 3. Balanced Municipal and Stock Fund:

                                                    $1,043 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 4.26%
                                                        $1,000          =====

                                                    $1,123 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 12.32%
                                                        $1,000          ======

CUMULATIVE CLASS C TOTAL RETURNS:

 1. Growth and Income Stock Fund:

                                                    $1,181 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 18.14%
                                                        $1,000          ======

                                                    $1,343 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 34.26%
                                                        $1,000          ======

 2. Balanced Stock and Bond Fund:

                                                    $1,096 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 9.55%
                                                        $1,000          =====

                                                    $1,203 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 20.26%
                                                        $1,000          ======

 3. Balanced Municipal and Stock Fund:

                                                    $1,082 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 8.22%
                                                        $1,000          =====

                                                    $1,163 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 16.27%
                                                        $1,000          ======

CUMULATIVE CLASS R TOTAL RETURNS:

 1. Growth and Income Stock Fund:

                                                    $1,199 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 19.94%
                                                        $1,000          ======

                                                    $1,366 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 36.65%
                                                        $1,000          ======

 2. Balanced Stock and Bond Fund:

                                                    $1,110 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 11.05%
                                                        $1,000          ======

                                                    $1,223 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 22.31%
                                                        $1,000          ======

 3. Balanced Municipal and Stock Fund:

                                                    $1,098 - $1,000
    A. Six months ended June 30, 1997           = ( --------------- ) = 9.84%
                                                        $1,000          =====

                                                    $1,184 - $1,000
    B. From inception through June 30, 1997     = ( --------------- ) = 18.38%
                                                        $1,000          ======

          IV. BETA CALCULATIONS FOR GROWTH AND INCOME STOCK FUND

The beta for the stock portfolio of the Growth & Income Stock Fund was calcu-lated as of 6/30/97 and equals the weighted average of the betas for each stock in the fund's investment portfolio. The beta for each stock in the fund's port-folio was calculated based on weekly returns for the two-year period ending 6/30/97 and using the S&P 500 Index as the market benchmark.

  The formula for beta is given by:

      Beta = (epsilon) A * B / C

    where

      A = (Xi - X), i=1,..., N

      B = (Yi - Y), i=1,..., N

      C = (epsilon) (Xi - X)/2/, i=1,..., N

      X\i\ = Security Return in period i

      Y\i\ = Market Return in period i

      X = Average of all observations X\i\

      Y = Average of all observations Y\i\

      N = Number of observations in the measurement period

GROWTH AND INCOME STOCK FUND

06/30/97 Beta Calculation

        TICKER                      WEIGHT                    BETA
        ------                      ------                    ----
        ALL                         3.11%                       1.22
        AMD                         0.75%                       0.82
        AET                         2.31%                       0.93
        AKZOY                       2.61%                       0.52
        AHP                         2.63%                       0.91
        -----                       -----                     ------
        AMR                         2.38%                       1.02
        ASH                         0.64%                       0.68
        ONE                         2.73%                       1.11
        BA                          3.04%                       0.82
        BNI                         3.00%                       0.87
        -----                       -----                     ------
        CP                          1.74%                       0.92
        CSE                         2.26%                       0.93
        CALB                        0.68%                       1.08
        DDS                         0.92%                       0.61
        DNB                         2.13%                       0.63
        -----                       -----                     ------
        DD                          2.57%                       1.00
        FD                          2.55%                       0.61
        FDC                         1.92%                       1.20
        F                           3.36%                       0.65
        GM                          3.01%                       0.76
        -----                       -----                     ------
        GRM                         2.07%                       0.57
        HAS                         1.77%                       0.72
        HFS                         0.56%                       1.11
        HMT                         1.43%                       0.79
        IBM                         3.27%                       0.98
        -----                       -----                     ------
        ITT                         1.98%                       0.90
        MAT                         1.04%                       0.95
        MCIC                        2.98%                       0.76
        MWD                         1.27%                       1.55
        NOC                         2.99%                       0.81
        -----                       -----                     ------
        NVTSY                       2.16%                       0.59
        NYN                         3.48%                       1.00
        ODP                         0.47%                       1.24
        POSNY                       1.74%                       0.84

        TICKER                              WEIGHT                     BETA
        ------                              ------                     ----
        PHG                                 4.75%                        0.96
        --------------                      -----                      ------
        RTN                                 3.40%                        0.95
        RLM                                 2.17%                        0.76
        RP                                  3.22%                        0.87
        STM                                 1.36%                        1.42
        FON                                 2.41%                        0.83
        --------------                      -----                      ------
        SUNW                                1.99%                        1.16
        THC                                 1.18%                        1.00
        TRB                                 0.53%                        0.94
        UMG                                 1.70%                        1.19
        UNP                                 2.40%                        0.83
        --------------                      -----                      ------
        UPR                                 1.24%                        0.72
        WFC                                 2.11%                        1.03
        --------------                      -----                      ------
        Portfolio Beta                                                 0.8941
                                                                       ======